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                             VARIABLE ANNUITY RIDER

This Rider is made a part of the Contract to which it is attached. The Rider Effective Date is the date this Rider is issued and made part of the Contract. Except where this Rider provides otherwise, it is subject to all of the conditions and limitations of the Contract (including any attachments to the Contract).

This Rider guarantees that the Owner may withdraw an amount up to the Maximum Annual Withdrawal (MAW) each Benefit Year until the Guaranteed Amount (GA) is depleted. The GA is the total guaranteed amount available for future periodic withdrawals. Determinations of the GA and the MAW are described below.

For purposes of this Rider, the term "Withdrawal" means the gross amount of the withdrawal before any applicable charges and/or Interest Adjustment/Market Value Adjustment.

Benefit Year

A Benefit Year will be the 12 month period from one anniversary of the Rider Effective Date (including the Rider Effective Date) until the next anniversary, unless the Owner elects to reset the GA. If the Owner, when eligible, elects to reset the GA, the Benefit Year will restart and will then be the 12 month period from one anniversary of the GA reset (including the effective date of the GA reset) until the next anniversary.

[Subaccount Allocation Plan

[While this Rider is in effect the full Contract Value must be allocated to the Fixed and/or Variable Sub-account(s) according to a Subaccount Allocation Plan approved by LNL. The Contract Value will be automatically rebalanced each calendar quarter according to the Subaccount Allocation Plan then in effect. The Owner may reallocate the full Contract Value from the current Subaccount Allocation Plan to another Subaccount Allocation Plan approved by LNL. Notice of the reallocation, in a form acceptable to LNL, must be sent to LNL. The reallocation will be effective on the next Valuation Date following receipt of the request.]

[LNL reserves the right to add or modify Subaccount Allocation Plans. If the Subaccount Allocation Plan selected by the Owner is modified by LNL, the Owner will be notified in writing at least [30] days prior to the Valuation Date the modification to the Subaccount Allocation Plan will occur. With notice to LNL in signed writing or another manner approved in advance by LNL, the Owner may reallocate the full Contract Value from the modified Subaccount Allocation Plan to another available Subaccount Allocation Plan, if any, approved by LNL.]

[While this Rider is in effect the full Contract Value may only be allocated to the Fixed and /or Variable Sub-account(s) available for use with this Rider.]]

Guaranteed Amount (GA)

The GA is subject to a maximum of [$10,000,000] combined across all of an Owner's LNL contracts. For purposes of this Rider, if the Owner is a corporation or other non-individual (non-natural person) the Annuitant will be considered as the Owner.

If the Rider Effective Date is on the Contract Date, then the GA will be equal to [[50%] of] the [Net] [Gross] Purchase Payments [and any Bonus Credit]; otherwise the GA will be equal to [[50%] of] the Contract Value on the Rider Effective Date.

[If total Withdrawals prior to the [twentieth] anniversary of the Rider Effective Date do not exceed [1%] of the GA on the Rider Effective Date, then upon [an Annuity Commencement Date occurring on or after] the [twentieth] anniversary of the Rider Effective Date the GA will be reset to the greater of:

     1) [100%] of GA on the Rider Effective Date [plus [[50%] of the] [Net] [Gross] Purchase Payments received, [and any Bonus Credits], during each of the next [two] year[s],] reduced by any Adjustments for Withdrawals as described below; or

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     2)   the GA as of the immediately preceding Valuation Date, reduced by any
          Adjustments for Withdrawals as described below.]

Adjustment for Additional [Net] [Gross] Purchase Payments

Upon receipt of a [Net] [Gross] Purchase Payment after the Rider Effective Date, the GA will be recalculated on the Valuation Date following receipt of the [Net] [Gross] Purchase Payment to equal the GA immediately prior to receipt of the additional [Net] [Gross] Purchase Payment, plus [[50%] of] the additional [Net] [Gross] Purchase Payment [and any Bonus Credit].

LNL reserves the right to restrict additional Purchase Payments.

Adjustment for Withdrawals

Each Withdrawal from the Contract will reduce the GA. Upon each Withdrawal from the Contract, if the cumulative dollar amount withdrawn (including the current Withdrawal) from the Contract in the current Benefit Year is [:]

     [a.] less than or equal to the MAW [; or

     b. from a Qualified Contract and is greater than the MAW, but is the result of systematic monthly or quarterly installments withdrawn via LNL's automatic withdrawal service of the amount needed to satisfy the required minimum distribution as determined by LNL in accordance with the IRC Section 401(a)(9), as amended from time to time, for the Contract Value of the Contract to which this Rider is attached,]

[the GA will be reduced by an amount equal to the Withdrawal; otherwise, the GA will be reduced to the lesser of:

     a. [[50%] of] the Contract Value immediately following the Withdrawal [,but will not exceed [150%] of the sum of the GA on the Rider Effective Date plus any subsequent [Net] [Gross] Purchase Payments [and Bonus Credits]], or

     b. the GA immediately prior to the Withdrawal less the amount of the Withdrawal, but not less than zero.]

                                      [or]

[the GA will be reduced by an amount equal to the Withdrawal; otherwise, the GA will be reduced in proportion to the amount withdrawn.]

Automatic Reset of the GA

The GA will automatically reset on each [tenth] Benefit Year anniversary if each of the following conditions are met:

     a. The Benefit Year anniversary is on or before the [third] Benefit Year anniversary following the later of:
          1. the Rider Effective Date, or

          2. the most recent Owner Election to Reset the GA.

     b. The Contract Value as of the first Valuation Date on or after the Benefit Year anniversary after the deduction of any Withdrawal, the Rider Charge and Contract Fee, if any, and the addition of any Purchase Payments, is greater than the GA as of the immediately preceding Valuation Date.

     c. The Owner or the Joint Owner, if applicable, is still living, or the spouse of the deceased Owner as the Beneficiary has assumed ownership of the Contract and is still living.

If each of these conditions are met, the GA will then be set equal to [[50%] of] the Contract Value [,but will not exceed [150%] of the sum of the GA on the Rider Effective Date plus any subsequent [Net] [Gross] Purchase Payments [and Bonus Credits]].

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Owner Election to Reset the GA

After the [twentieth] Benefit Year anniversary following the later of the Rider Effective Date or most recent Owner Election to Reset the GA, the Owner may elect to reset the GA if each of the following conditions are met:

     a.   Each Owner and Annuitant is under the age of [81].

     b. The Owner or the Joint Owner, if applicable, is still living, or the spouse of the Owner as the Beneficiary has assumed ownership of the Contract and is still living.

Notice of the election, in a form acceptable to LNL, must be sent to LNL. The reset of the GA will be effective on the next Valuation Date following receipt of the request. On that date, the GA will be reset to greater of:

     a. [[50%] of] the Contract Value on the Valuation Date of the GA reset [,but will not exceed [150%] of the sum of the GA on the Rider Effective Date plus any subsequent [Net] [Gross] Purchase Payments [and Bonus Credits]], or

     b.   the GA on the immediately prior Valuation Date.

After a reset of the GA, automatic resets will begin and any subsequent [Net] [Gross] Purchase Payments or Withdrawals will continue to adjust the GA as described above.

In the future, LNL may restrict Owner Elections to Reset the GA to anniversaries of the Benefit Year. In such event, notification, in a form acceptable to LNL, of the Owner's election to reset the GA must be received by LNL at least [30] days prior to the Rider anniversary.

LNL may modify the charge for this Rider upon reset of the GA as a result of the Owner electing the reset (see Rider Charge for details).

Maximum Annual Withdrawal (MAW)

On the Rider Effective Date, the MAW will be equal to [2%] of the GA.

Adjustment for Additional [Net] [Gross] Purchase Payments

If an additional [Net] [Gross] Purchase Payment is received, the MAW will be recalculated and will be equal to the sum of [2%] of the additional [Net] [Gross] Purchase Payment [and Bonus Credit] plus the MAW immediately prior to receipt of the additional [Net] [Gross] Purchase Payment.

Adjustment for Withdrawals

     Upon each Withdrawal from the Contract, if the cumulative dollar amount withdrawn (including the current Withdrawal) from the Contract in the current Benefit Year is [:]

     [a.] less than or equal to the MAW [; or

     b. from a Qualified Contract and is greater than the MAW, but is the result of systematic monthly or quarterly installments withdrawn via LNL's automatic withdrawal service of the amount needed to satisfy the required minimum distribution as determined by LNL in accordance with the IRC Section 401(a)(9), as amended from time to time, for the Contract Value of the Contract to which this Rider is attached,]

     the MAW will remain unchanged; otherwise, the MAW will be the least of:

     a.   the MAW immediately prior to the Withdrawal; or

     b. the greater of [2%] of the adjusted GA immediately following the Withdrawal or [2%] of the Contract Value immediately following the Withdrawal, or

     c.   the new GA.

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Adjustment for Reset of the GA

If the GA is:

     a.   automatically reset on a Benefit Year anniversary, or

     b.   reset by the Owner's election,

     then on the Valuation Date that the GA is reset the MAW will be reset to equal the greater of:

     a.   the MAW immediately prior to the reset of the GA; or

     b.   [2%] of the reset GA.

Guaranteed Amount Annuity Payment Option

In addition to the Annuity Payment Options available under the Contract, the following Annuity Payment Option may be elected by the Owner under this Rider. If the Contract Value is reduced to zero and on that Valuation Date the GA remains greater than zero, then the remaining GA will be paid to the Owner under the Guaranteed Amount Annuity Payment Option below.

Under the Guaranteed Amount Annuity Payment Option, the Owner is entitled to receive the GA in equal annuity payments such that the sum of the annuity payments in a 12 month period equals the current MAW (this may necessitate a final partial annuity payment). The Owner may elect to receive annuity payments at any frequency LNL offers, but will be no less frequently than annually. If death occurs before all of the annuity payments have been made, the remaining payments will be made to the appropriate Beneficiaries.

This Annuity Payment Option may be elected by the Beneficiary of the Contract if the option is in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. If this Annuity Payment Option is elected when multiple Beneficiaries are designated under the Contract, each Beneficiary will share in the proceeds in proportion to the applicable designated Beneficiary percentage.

Death of the Owner Before Election of Annuity Payment Option

Upon the death of an Owner (or an Annuitant if an Owner is a corporation or other non-individual), unless a Death Benefit withdrawal election in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time, has been elected, withdrawals will be made over the life expectancy of the non-spouse Beneficiary (or the life expectancy of the deceased Owner, if selected) or non-spouse surviving Owner and payments will begin no later than one year following the date of death.

Rider Charge

The annual Rider Charge is [1.25%], subject to a guaranteed maximum charge of [1.50%]. Prior to the Annuity Commencement Date, an amount equal to the quarterly Rider Charge multiplied by the GA will be deducted from the Contract Value every third month following the later of the Rider Effective Date or the most recent reset of the GA. The amount will be deducted from each Variable Subaccount and any Fixed Account on a pro-rata basis. The quarterly Rider Charge is the annual Rider Charge divided by four. A pro-rata Rider Charge amount will be deducted upon an Owner reset of the GA.

Upon an Owner Election to Reset the GA, the annual Rider Charge will become the current charge in effect for new purchases of this Rider at the time of the reset, not to exceed the guaranteed maximum charge. The annual Rider Charge will not change upon an automatic reset of the GA; therefore, if the Owner never elects to reset the GA, the Rider Charge established on the Rider Effective Date will never increase. The Rider Charge will be discontinued upon the Annuity Commencement Date or termination of the Rider as described below.

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Rider Charge Waiver

After the later of:

     a. the [twentieth] Benefit Year anniversary following the Rider Effective Date, or

     b. the [twentieth] Benefit Year anniversary following the most recent Owner Election to Reset the GA,

the Owner will be eligible for the Rider Charge Waiver.

On the Valuation Date of each Rider Charge deduction for which the Owner is eligible for the Rider Charge Waiver, LNL will determine if the Rider Charge will be waived. LNL will compare the total Withdrawals from the Contract to the Waiver Withdrawal Limit (WWL). If the total Withdrawals from the Contract are less than the WWL, then LNL will waive the deduction of the Rider Charge on that date. If the total Withdrawals from the Contract as of that Valuation Date are greater than or equal to the WWL, then LNL will not waive the deduction of the Rider Charge.

The WWL will be equal to [2%] of the sum of:

     a.   The GA on the later of the

          1. the [twentieth] Benefit Year anniversary following the Rider Effective Date, or

          2. the [twentieth] Benefit Year anniversary following the most recent Owner Election to Reset the GA.

     b. [Net] [Gross] Purchase Payments [and Bonus Credits] made after the later of:

          1. the [twentieth] Benefit Year anniversary following the Rider Effective Date, or

          2. the [twentieth] Benefit Year anniversary following the most recent Owner Election to Reset the GA.

[Waiver of CDSC/Surrender Charge

If the cumulative dollar amount withdrawn (including the current Withdrawal) from the Contract in the current Benefit Year is less than or equal to the MAW, no CDSC/Surrender Charge will apply to the amounts withdrawn; otherwise, the excess of the withdrawn amounts over the MAW will be subject to a CDSC/Surrender Charge to the extent that the total amount in the Contract Year exceeds the Free Withdrawal Amount for that year.]

[Waiver of Interest Adjustment/Market Value Adjustment

If the cumulative dollar amount withdrawn (including the current Withdrawal) from the Contract in the current Benefit Year is less than or equal to the MAW, no Interest Adjustment/Market Value Adjustment will apply to the amounts withdrawn; otherwise, the excess of the withdrawn amounts over the MAW will be subject to Interest Adjustment/Market Value Adjustment.]

Rider Termination

The Owner may terminate this Rider any time after the later of:

     a. the [twentieth] Benefit Year anniversary following the Rider Effective Date, or

     b. the [twentieth] Benefit Year anniversary following the most recent Owner Election to Reset the GA.

Notice of the termination, in a form acceptable to LNL, must be received by LNL.

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This Rider will automatically terminate on the Annuity Commencement Date or election of any Annuity Payment Option, the surrender of the Contract, upon the last payment of the GA, or if the Owner or Annuitant named on this Contract as of the Rider Effective Date is changed, except when the Contract is assumed by the spouse as the beneficiary of the deceased Owner.

Upon termination of this Rider, the benefits and charges within this Rider will terminate. A pro-rata amount of the Rider Charge will be deducted upon termination, for any reason, of this Rider or the surrender of the Contract.

Contract Surrender

The Owner may surrender the Contract at any time for the surrender value.

                   The Lincoln National Life Insurance Company

                   /s/ Dede DeRosa

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